EXHIBIT 10.13

NOTICE OF EXTENSION OF TERM OF EMPLOYMENT AGREEMENT

To:	David E. Hooston
From:	Board of Directors, First California Bancshares
Date:	October 28, 2003

This is to notify you that First California Bancshares (the “Company”) hereby notifies you that the Company has exercised its right to extend the term of your employment through December 31, 2006, pursuant to paragraph 1 of the Employment Agreement between you and Company, dated January 1, 2003.

“COMPANY” FIRST CALIFORNIA BANCSHARES

By:	/s/ Robert J. Kushner

Robert J. Kushner, Chairman of the Compensation Committee of the Board of Directors